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                                                               Exhibit 10(i)c(7)

                        ENVIRONMENTAL INDEMNITY AGREEMENT

         ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT") made as of the 3rd day of July 2002 by 731 COMMERCIAL LLC and 731 RESIDENTIAL LLC, each a Delaware limited liability company, having an office at c/o Alexander's, Inc., 888 Seventh Avenue, New York, New York 10019 (together, "BORROWER"), and ALEXANDER'S, INC., a Delaware corporation, having an office at 888 Seventh Avenue, New York, New York 10019 ("ALEXANDER'S", together with Borrower, "INDEMNITOR") in favor of BAYERISCHE HYPO-UND VEREINSBANK, AG, NEW YORK BRANCH ("HVB"), a bank organized under the laws of the Federal Republic of Germany, having an office at 150 East 42nd Street, New York, New York 10017, as agent ("AGENT") for itself and other co-lenders as may exist from time to time (collectively, "LENDER", and together with Agent, "INDEMNITEE") and other Indemnified Parties (defined below).

                                    RECITALS:

A. Lender is prepared to make a building loan (the "BUILDING LOAN") to Borrower in the principal amount of $200,000,000.00 pursuant to a Loan Agreement of even date herewith between Borrower, Agent and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "BUILDING LOAN AGREEMENT"), which Building Loan is secured by, among other things, the Property (hereinafter defined). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Building Loan Agreement.

B. Lender is also prepared to make a supplemental loan (the "SUPPLEMENTAL LOAN") to Borrower in the principal amount of $215,316,818 pursuant to a certain Supplemental Loan Agreement of even date herewith between Borrower, Agent and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "SUPPLEMENTAL LOAN AGREEMENT") which Supplemental Loan is also secured by, among other things, the Property.

C. Lender is also prepared to make a project loan (the "PROJECT LOAN") to Borrower in the principal amount of $74,683,182 pursuant to a certain Project Loan Agreement of even date herewith between Borrower, Agent and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "PROJECT LOAN AGREEMENT") which Project Loan is also secured by, among other things, the Property. The Building Loan Agreement, the Supplemental Loan Agreement and the Project Loan Agreement are hereinafter collectively called the "LOAN AGREEMENT" and the Building Loan, the Supplemental Loan and the Project Loan are hereinafter collectively called the "LOAN".

D. Lender is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.
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E. Indemnitor is entering into this Agreement to induce Indemnitee to make the
Loan.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

         1. REPRESENTATIONS AND WARRANTIES. Except as otherwise disclosed on
Schedule 1 hereto or as disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) in respect of the Property delivered to Indemnitee (referred to below as the "ENVIRONMENTAL REPORT"), a copy of which has been provided to Indemnitee, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) as of the date hereof, fully disclosed to Indemnitee in writing; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) there is no threat of any Release of Hazardous Substances migrating to the Property that would reasonably be expected to result in an adverse material effect; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been remediated in full in accordance with Environmental Law; (e) as of the date hereof, Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) relating to the Property, or possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitor has truthfully provided to Indemnitee, in writing, any and all material written information relating to conditions in, on, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

         2. COVENANTS. During the term of the Loan, Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto in all material respects; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property;
(c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the "ENVIRONMENTAL LIENS");
(e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons under Indemnitor's control available for interviews; (f) in the event Indemnitee shall reasonably believe


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that a Release of Hazardous Substances has occurred on, under or at the
Property, Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof, provided, however, that unless an Event of Default exists or Indemnitee has a reasonable basis to believe a Release of Hazardous Substances exists or has occurred on, under, or at the Property, Indemnitor shall not be required to perform an environmental site assessment more often than once per twelve (12) month period; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property but only to the extent required by applicable Environmental Law, (ii) materially comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Indemnitor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or is reasonably likely to impair the value of the Property in any material respect, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and Indemnitor shall promptly notify Indemnitee in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances of which Indemnitor has actual knowledge in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws in any way affecting the Property;
(C) any actual Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication received by any Indemnitor from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of Indemnitor pursuant to any Environmental Law, other adverse environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with anything referred to in this Agreement provided, however, that as long as no Event of Default shall have occurred and be continuing, in all circumstances, Indemnitor shall have the right to defend against or challenge, using all lawful means, the imposition of any governmental directives or requirements or the imposition of any liability by any governmental authority or other Person, provided further that (i) as a condition to maintaining such challenge Indemnitor is required to deposit cash, a letter of credit or other reasonable security with Indemnitee in the amount of any such imposition; (ii) such challenge shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; and (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost;

         3. INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event the Indemnified Parties have a reasonable basis to believe that any Hazardous Substance exists on the Property that does not, in the reasonable discretion of the Indemnified Parties, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affects the value of the Property, upon reasonable notice from the Indemnitee,

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Indemnitor shall, at Indemnitor's expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct any environmental assessment or audit, subject to the rights of Tenants under Leases at the Property (the scope of which shall be reasonably satisfactory to the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have a reasonable basis to believe that any Hazardous Substance exists on the Property that, in the reasonable judgment of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitor of not less than three (3) Business Days, the Indemnified Parties and any other Person designated by the Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, subject to the rights of Tenants under Leases at the Property, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing using a nationally recognized environmental consultant reasonably acceptable to Indemnitor. Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.

         4. INDEMNIFICATION. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following but excluding with respect to a specific Indemnified Party, any Losses arising out of the negligence, willful misconduct, illegal acts or fraud of any such Indemnified Party: (a) any presence of any Hazardous Substances in, on, above, or under the Property in violation of any applicable Environmental Laws;
(b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property in violation of any applicable Environmental Laws; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property in violation of any applicable Environmental Laws; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances in violation of any applicable Environmental Laws at any time located in, under, on or above the Property, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any environmental matter relating to the Property addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss;
(i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory with respect to any Hazardous Substances, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any material misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.


         5. DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. In case any Losses are imposed upon or incurred by or asserted against any Indemnified Parties in respect of which indemnification may be sought by such Indemnified Parties pursuant hereto, such Indemnified Parties shall give prompt written notice thereof to Indemnitor, which notice shall include all documents and information in the possession of or under the control of such Indemnified Parties relating to such Losses and shall specifically state that indemnification for such Losses is being sought pursuant this Agreement; provided, however, that the failure of such Indemnified Parties to so notify Indemnitor shall not limit or affect such Indemnified Parties' rights to be indemnified pursuant to this Agreement except to the extent Indemnitor is materially prejudiced by such failure. Upon receipt of such notice of Losses (together with such documents and information from such Indemnified Party), Indemnitor shall, at its sole cost and expense, in good faith defend any such Losses with counsel reasonably satisfactory to such Indemnified Parties (it being understood that counsel selected by Indemnitor's insurance carrier shall be deemed to be acceptable to such Indemnified Parties, provided such insurer is an acceptable insurer under the Loan Documents or otherwise was accepted by Indemnitee as an insurer), which counsel may, without limiting the rights of such Indemnified Parties pursuant to the next succeeding sentence of this Paragraph 5, also represent Indemnitor in such investigation, action or proceeding. In the alternative, such Indemnified Parties may elect to conduct their own defense through counsel of its own choosing and at the reasonable expense of Indemnitor, if (A) such Indemnified Parties reasonably determines that the conduct of their defense by Indemnitor could be materially prejudicial to its interests, (B) Indemnitor refuses to defend, or (C) Indemnitor shall have failed, in such Indemnified Parties' reasonable judgment, to defend the Losses in good faith (unless such Losses being defended by Indemnitor's insurance carrier, provided such insurer is an acceptable insurer under the Loan Documents or otherwise was accepted by Indemnitee as an insurer), and, at the option of such Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding against the Indemnified Parties, provided that no compromise or settlement shall be entered without Indemnitor's consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

         6. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         The term "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, treaties, ordinances, rules, orders, judgments, decrees, injunctions, permits, requirements or regulations, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment.

         The term "ENVIRONMENTAL LAW" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, treaties, ordinances, rules, orders, judgments, decrees, injunctions permits, requirements or regulations addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "ENVIRONMENTAL LAW" also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: which condition the transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; impose conditions or requirements in connection with permits or other authorization for lawful activity; relate to nuisance, trespass or other causes of action related to the Property; and relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

         The term "HAZARDOUS SUBSTANCES" means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified or regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or the construction of a building and otherwise in compliance with all applicable Environmental Laws.

         The term "INDEMNIFIED PARTIES" means Indemnitee, any Person who is or will have been involved in the origination of the Loan on behalf of Indemnitee, any Person who is or will have been involved with the servicing of the Loan on behalf of Indemnitee, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

         The term "LEGAL ACTION" means any claim, suit or proceeding, whether administrative or judicial in nature.

         The term "LOSSES" means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any Legal Action.

         The term "RELEASE" with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the environment that is not in compliance with applicable Environmental Laws.

         The term "REMEDIATION" means any response, remedial, removal, or corrective action required by any applicable Environmental Law; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance required by any applicable Environmental Law; any actions to prevent, cure or mitigate any Release of any Hazardous Substance required by any applicable Environmental Law; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

         The term "PROPERTY" means the Property listed on Exhibit A attached hereto.

         7. UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents,
(ii) any sale or transfer of all or part of the Property, (iii) any exculpatory provision in the Note, the Loan Agreement, the Mortgage, or any of the other Loan Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee's failure to record the Mortgage or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

         8. ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise; provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgage, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan, which Indemnitee is entitled to do in its sole and absolute discretion. Unless otherwise specified, it is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Indemnitor (but not its members or officers or Affiliates) is fully and personally liable for the obligations pursuant to this Agreement and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

         9. SURVIVAL. The indemnity obligations and liabilities of Indemnitor under Section 4 of this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

         10. INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) days of such demand therefor, shall bear interest at the Default Rate.

         11. WAIVERS.

         (a) Indemnitor hereby (i) waives any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) relinquishes the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) waives notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) waives presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) waives all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

         (b) INDEMNITOR AND, BY ITS ACCEPTANCE HEREOF, INDEMNITEE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE MORTGAGE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

         12. SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

         13. INDEMNITOR'S Representations AND WARRANTIES. Indemnitor represents and warrants that:

                  (a) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

                  (b) its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;

                  (c) to the best of Indemnitor's knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

                  (d) it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (e) to the best of Indemnitor's knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

                  (f) this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

         14. NO WAIVER. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

         15. NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any written notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 18 hereof.

         16. EXAMINATION OF BOOKS AND RECORDS. Until Lender is repaid in full, at reasonable times and upon reasonable written notice to Indemnitor, Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Indemnitor where the books and records are located.

         17. TAXES. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

         18. NOTICES. All notices or other written communications hereunder shall be made in accordance with Section 10.6 of the Building Loan Agreement.

         19. DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         20. NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         21. HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         22. NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "INDEMNITOR" shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

         23. RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

         24. RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the

Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

         25. INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         26. GOVERNING LAW. A. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         B. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF

ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

                PROSKAUER ROSE LLP
                1585 BROADWAY
                NEW YORK, NEW YORK 10036
                ATTENTION:  LAWRENCE J. LIPSON, ESQ.

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER,
(II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AUTHORIZED AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         27. MISCELLANEOUS.

         (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         (b) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the reasonable expenses of the in-house staff or otherwise.

                         [NO FURTHER TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

                                      INDEMNITOR:

                                      731 COMMERCIAL LLC, a Delaware limited
                                      liability company

                                      By:   731 Commercial Holding LLC, member

                                            By:    Alexander's, Inc., member

                                                   By: /s/ Brian Kurtz
                                                   -----------------------------
                                                     Name:  Brian Kurtz
                                                     Title: Assistant Secretary

                                      731 RESIDENTIAL LLC, a Delaware limited
                                      liability company

                                      By:   731 Residential Holding LLC, member

                                            By:    Alexander's, Inc., member

                                                   By: /s/ Brian Kurtz
                                                   -----------------------------
                                                      Name:  Brian Kurtz
                                                      Title: Assistant Secretary

                                      ALEXANDER'S, INC., a Delaware corporation


                                      By /s/ Brian Kurtz
                                         -----------------------------
                                         Name:  Brian Kurtz
                                         Title:    Assistant Secretary

                                    EXHIBIT A
                             DESCRIPTION OF PROPERTY

                               RESIDENTIAL PARCEL

ALL THAT CERTAIN volume of space, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

All that portion of the below described parcel lying between a lower horizontal plane drawn at elevation 512 feet 2 inches above the datum level used by the Topographical Bureau, Borough of Manhattan, which is 2 feet 9 inches above National Geodetic Survey Vertical Datum of 1929, mean sea level Sandy Hook, New Jersey and an upper horizontal plane drawn at 809 feet 2 inches above such datum level bounded and described as follows:

BEGINNING at a point distant 48 feet 8 inches north of the northerly line of East 58th Street and 30 feet 9 inches east of easterly line of Lexington Avenue;

RUNNING THENCE northerly, parallel with the easterly line of Lexington Avenue, 12 feet 6 inches;

THENCE westerly, parallel with the northerly line of East 58th Street, 5 feet 10 inches;

THENCE northerly, parallel with the easterly line of Lexington Avenue, 78 feet 6 inches;

THENCE easterly, parallel with the northerly line of East 58th Street, 5 feet 10 inches;

THENCE northerly, parallel with the easterly line of Lexington Avenue, 12 feet 6 inches;

THENCE easterly, parallel with the northerly line of East 58th Street, 103 feet 6 inches;

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7 feet 6 inches;

THENCE easterly, parallel with the northerly line of East 58th Street, 35 feet 0 inches;

THENCE southerly, parallel with the easterly line of Lexington Avenue, 88 feet 6 inches;

THENCE, westerly, parallel with the northerly line of East 58th Street, 35 feet 0 inches;

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7 feet 6 inches;

THENCE westerly, parallel with the northerly line of East 58th Street, 103 feet 6 inches to the point or place of BEGINNING.

                               COMMERCIAL PARCEL

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, being more particularly bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of East 58th Street with the easterly side of Lexington Avenue;

RUNNING THENCE northerly, along the easterly line of Lexington Avenue 200 feet 10 inches to the corner formed by the intersection of the southerly line of East 59th Street with the easterly line of Lexington Avenue;

THENCE easterly, along the southerly line of East 59th Street, 420 feet 0 inches to the corner formed by the intersection of the southerly line of East 59th Street with the westerly line of Third Avenue;

THENCE southerly, along the westerly line of Third Avenue, 200 feet 10 inches to the corner formed by the intersection of the northerly line of East 58th Street with the westerly line of Third Avenue;

THENCE westerly, along the northerly line of East 58th Street, 420 feet to the point or place of BEGINNING.

LESS AND EXCEPT:

All that portion of the below described parcel lying between a lower horizontal plane drawn at elevation 512 feet 2 inches above the datum level used by the Topographical Bureau, Borough of Manhattan, which is 2 feet 9 inches above National Geodetic Survey Vertical Datum of 1929, mean sea level Sandy Hook, New Jersey and an upper horizontal plane drawn at 809 feet 2 inches above such datum level bounded and described as follows:

BEGINNING at a point distant 48 feet 8 inches north of the northerly line of East 58th Street and 30 feet 9 inches east of easterly line of Lexington Avenue;

RUNNING THENCE northerly, parallel with the easterly line of Lexington Avenue, 12 feet 6 inches;

THENCE westerly, parallel with the northerly line of East 58th Street, 5 feet 10 inches;

THENCE northerly, parallel with the easterly line of Lexington Avenue, 78 feet 6 inches;

THENCE easterly, parallel with the northerly line of East 58th Street, 5 feet 10 inches;

THENCE northerly, parallel with the easterly line of Lexington Avenue, 12 feet 6 inches

THENCE easterly, parallel with the northerly line of East 58th Street, 103 feet 6 inches;

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7 feet 6 inches;

THENCE easterly, parallel with the northerly line of East 58th Street, 35 feet 0 inches;

THENCE southerly, parallel with the easterly line of Lexington Avenue, 88 feet 6 inches;

THENCE westerly, parallel with the northerly line of East 58th Street, 35 feet 0 inches;

THENCE southerly, parallel with the easterly line of Lexington Avenue, 7 feet 6 inches;

THENCE westerly, parallel with the northerly line of East 58th Street, 103 feet 6 inches to the point or place of BEGINNING.

                                   SCHEDULE 1
                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                      None



                                      Sch-1